AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 2003

                           REGISTRATION NO. ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                PENN BIOTECH INC.
             (Exact name of registrant as specified in its charter)

British Columbia, Canada                        8731-26                             Applied for
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
incorporation or organization)         Classification Code Number)                    Number)


  16th Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8
                             Telephone: 604-683-0082
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent  for  Service:
Target  Group
520  -  177  Telegraph  Road
Bellingham,  WA
USA  98226
1-866-802-1222
(Name, address, including zip code, and telephone number, including area code, of agent of service)

With Copies to:
Dae C. Jon
PENN CAPITAL CANADA LTD.
16th Floor, 543 Granville Street
Vancouver, British Columbia, Canada V6C 1X8
(604) 647 - 0044

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  THE  PUBLIC:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:
[ ]

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF     AMOUNT TO
   SECURITIES TO BE           BE             PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
      REGISTERED           REGISTERED     OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------  -------------  -----------------------------------------
Common stock, without
par value:                 4,000,000       US$0.10 per share (1)         US$400,000.00            US$36.80


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

There are no pre-existing contractual agreements for any person to purchase the shares. We have made no selling arrangements for the sale of the securities offered in this prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                FEBRUARY 3, 2003
                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                                PENN BIOTECH INC.
       4,000,000 SHARES OF COMMON STOCK TO BE SOLD BY SELLING SHAREHOLDERS

The common shares to be sold by selling shareholders hereunder are being offered for sale by existing shareholders of Penn Biotech Inc. ('PBI'). The proceeds from the sale of shares by selling shareholders will not be for the benefit of PBI and PBI will receive no proceeds from these sales.

                No public market currently exists for our shares.

INVESTING  IN  OUR  COMMON  SHARES  INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 7

                                                  UNDERWRITING
                                  PRICE  TO      DISCOUNTS  AND     PROCEEDS  TO
                                  PUBLIC         COMMISSIONS        PBI
                                  ---------       -------------     ------------
            SELLING  SHAREHOLDERS
            Per  common  share       US$0.10          nil                $nil

            Total                    US$0.10          nil                $nil

The selling shareholders of Penn Biotech Inc. listed on page 13 under the caption "Selling Shareholders" may offer and sell up to an aggregate of 4,000,000 shares of our common stock under this prospectus. The selling shareholders will offer and sell the shares at a price of US$0.10 per share until such time as our common stock may be quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices. We will not receive any of the proceeds from the eventual sale of these common shares. The offering will close no later than 270 days after the effective date of the registration statement that includes this prospectus.

PBI's common stock is not listed on a national securities exchange or the Nasdaq Stock Market. We intend to apply to have our common stock included for quotation on the OTC Bulletin Board or BBX. There can be no assurance that an active trading market for PBI stock will develop. If PBI stock is included for quotation on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding PBI and our common shares being registered in this prospectus and our historical financial statements included elsewhere in this prospectus. The following information should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the Financial Statements (including the Notes thereto) contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in PBI. You should read the entire prospectus carefully.

                                PENN BIOTECH INC.

THE  OFFERING
Common  stock  offered  by  selling  shareholders:             4,000,000  shares
Common  stock  outstanding  before  this  offering:           15,000,000  shares
Common  stock  to  be  outstanding  after  this  offering:    15,000,000  shares

PROCEEDS  OF  THIS  OFFERING
PBI will not receive any of the proceeds from the sale of shares by our selling shareholders. The selling shareholders may offer and sell up to an aggregate of their 4,000,000 shares of common stock under this prospectus. There is no minimum number of shares to be sold in this offering and no public market currently exists for our shares.

The selling shareholders will offer and sell the shares at a price of US$0.10 per share until such time as our common stock may be quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices.

The proceeds from the sale of shares by selling shareholders will not be for the benefit of PBI and PBI will receive no proceeds from these sales and therefore has made no escrow provisions for any sales of these shares by selling shareholders.

The offering by the selling shareholders will begin after the registration statement that includes this prospectus becomes effective and the offering by the selling shareholders under this prospectus will be on a continuous and delayed basis.

Prospective investors should be aware that the price of shares covered by this prospectus might not bear any rational relationship to net tangible book value per share of PBI.

TABLE  OF  CONTENTS

                                                                           PAGE
RISK  FACTORS                                                                 7
PROSPECTUS  SUMMARY                                                          10
CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS                     10
OVERVIEW                                                                     10
SUMMARY  FINANCIAL  AND  OTHER  DATA                                         11
USE  OF  PROCEEDS                                                            11
DETERMINATION  OF  OFFERING  PRICE                                           12
DIVIDEND  POLICY                                                             12
DILUTION                                                                     12
SELLING  SHAREHOLDERS                                                        13
PLAN  OF  DISTRIBUTION                                                       13
EXCHANGE  RATES                                                              14
CAPITALIZATION                                                               15
SELECTED  FINANCIAL  AND  OTHER  DATA                                        15
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION
     AND  RESULTS  OF  OPERATIONS                                            16
BUSINESS                                                                     17
MANAGEMENT                                                                   22
PRINCIPAL  SHAREHOLDERS                                                      23
DESCRIPTION  OF  SHARE  CAPITAL                                              24
SHARES  ELIGIBLE  FOR  FUTURE  SALE                                          25
TAX CONSIDERATIONS                                                           25
UNDERWRITING                                                                 25
LEGAL  MATTERS                                                               26
EXPERTS                                                                      26
INFORMATION  AVAILABLE  TO  THE  PUBLIC                                      26
INDEX  TO  FINANCIAL  STATEMENTS                                             27

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS
    PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE
      INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS
                                    DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _____, 2003 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                      [This Page Intentionally Left Blank]

RISK  FACTORS

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN PBI COMMON STOCK. BEFORE MAKING A DECISION CONCERNING THE PURCHASE OF PBI SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS WHEN YOU EVALUATE OUR BUSINESS. THE POTENTIAL SUCCESS OF OUR BUSINESS MODEL MUST BE CONSIDERED IN LIGHT OF OUR STATUS AS A DEVELOPMENT STAGE COMPANY THE MATERIAL RISKS OF WHICH ARE DESCRIBED AS FOLLOWS:

BUSINESS  RISKS

WE  HAVE  NOT  COMMENCED  OPERATIONS
Since we have not begun operating, the prediction of future financial results is difficult and, in some cases, impossible. Furthermore, we believe that period-to-period comparisons of our financial results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that we are unable to generate revenues as anticipated, our results of operations and financial condition will be materially and adversely affected, and PBI may fail.

WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN WHICH COULD RESULT IN A LOSS FOR OUR INVESTORS
We may never become profitable. Since we have not begun operating, we are unable at this time to predict our potential to realize a profit. If we do achieve profitability at some point in the future, we cannot be certain that we will remain profitable or that profits will increase in the future. At this time, we have not commenced operations and expect to incur net losses for the foreseeable future. PBI's auditor has cautioned in its auditor's report dated January 31, 2003 for the period ended December 31, 2002 that PBI has had no operations and has no established sources of revenue and needs additional funds in order to complete its business plan. This raises substantial doubt about its ability to continue as a going concern. For further discussion, see the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operation" below.

WE REQUIRE ADDITIONAL FUNDING SINCE WE EXPECT A NEGATIVE OPERATING CASH FLOW OVER THE NEXT 12 MONTHS
We expect to experience negative operating cash flow for the foreseeable future as a result of significant upfront expenses needed to mass produce seed potatoes for agricultural use. Accordingly, we will need to raise additional funds in the short-term in order to fund our business plan. We will need to raise the funds by offering and selling equity securities or convertible debt securities, which will cause the percentage of ownership of our shareholders to be reduced. The securities issued to raise funds may have rights, preferences or privileges that are senior to those of the holders of our other securities, including our common stock. We do not have any contractual restrictions limiting our ability to incur debt. Any significant indebtedness, however, could restrict our ability to fully implement our business plan. If we are unable to repay the debt, we could be forced to cease operating. For further discussion, see liquidity and capital resources in the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operation" below.

THE EXPIRATION OF THE PATENT WHICH WE HAVE LICENSED MAY DECREASE OUR PROFITABILITY OR DESTROY OUR BUSINESS
Our business is to be a producer and distributor of seed potatoes produced by a patented production system. In the case that we fail to become profitable before the expiration of our patent rights, we would be exposed to the risk of increased competition and could suffer a loss of revenue or higher than anticipated costs, which could seriously harm our operating results and ability to attract new business and retain existing business.

WE MAY NOT ACHIEVE THE CUSTOMER BASE NECESSARY TO BECOME OR REMAIN PROFITABLE, WHICH DECREASES THE VALUE OF OUR STOCK
The seed potato industry is highly competitive. Most of our competitors have significantly greater financial, technical, product development and marketing resources than us. Our primary competitors for customers include Technico Pty. Limited, an Australian agri-biotechnology company, Quantum Tubers Corporation, a Wisconsin based company and Bon Accord elite seed potato centre, Canada's leading seed potato provider. Many of our competitors have substantial installed customer bases and the ability to fund significant production and marketing efforts. There can be no assurance that future competition will not have a material adverse effect on our results of operations, financial condition or business. For further discussion, see competition under the section of this prospectus entitled "Description of Business" below.

OUR PRODUCT COULD BE DESTROYED BY DISEASE, WHICH DECREASES OUR OPPORTUNITY FOR A PROFITABLE BUSINESS
Factors that may affect the quality of the seed tuber include the attack of pests and pathogens such as Potato Cyst Nematode and Columbia Root Knot Nematode. In the early stage of seed potatoes such as nuclear stock and Pre-Elite there is almost zero percent disease tolerance within the stock. Tissue culture and greenhouse cultivation will be strictly controlled and protected against such infections, but there is no assurance that there is no possibility of infection during the later multiplication stages.

NATURAL DISASTERS SUCH AS FLOODING, EARTHQUAKES OR DROUGHT AND EXTREME WEATHER CONDITIONS WILL AFFECT THE YIELDS OF PRODUCTION, ESPECIALLY THE PRODUCTION IN THE FIELD. PBI WILL DO ITS BEST TO MINIMIZE THE LOSS IN SUCH CASES, BUT THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WILL BE
SERIOUSLY  AFFECTED  BY  THIS  FACTOR.

PBI  MAY  FAIL  GOVERNMENT  INSPECTIONS  REQUIRED  BY  THE  CANADA  SEED  ACT
In Canada, every commercial seed potato grower must apply for the government's inspection of its nuclear stock culture facilities and seed potato field as prescribed in the Canada seed act. Seed potatoes grown in the field and which fail to pass inspection can be used only as table potatoes. PBI will apply for the government's inspections, however, there is no assurance that PBI will pass the inspections and, in such a case, the operations of PBI will be seriously affected and PBI's production and sales revenue would seriously decrease.

THE LOSS OF ANY OF OUR KEY PERSONNEL MAY AFFECT OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN AND CAUSE OUR STOCK TO DECLINE IN VALUE.
We are dependent on Jai Woo Lee, president and a director, to implement our business plan, and the loss of his services may have a negative affect on our ability to timely and successfully implement our business plan. We do not have an employment agreement with Jai Woo Lee, CEO and president, nor have we obtained key man insurance with respect to such person.

THE COMPANY MAY BE UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY, TRADE SECRETS AND KNOW-HOW WHICH WOULD REMOVE A BARRIER TO COMPETITION AND MAY DIRECTLY AFFECT THE AMOUNT OF REVENUE IT GENERATES.
PBI depends heavily on its intellectual property and is dependent on its ability to maintain the confidentiality of its biotechnology. Although PBI intends to employ various methods, including patents, trademarks, copyrights and confidentiality agreements with employees, consultants and third party businesses, to protect its intellectual property and trade secrets, there can be no assurance that it will be able to maintain the confidentiality of any of its proprietary technologies, know-how or trade secrets, or that others will not independently develop substantially equivalent technology. The failure or inability to protect these rights could have a material adverse effect on PBI's operations.

INVESTMENT  RISKS

OUR COMMON STOCK HAS NO PRIOR MARKET AND PRICES MAY DECLINE AFTER THE OFFERING. The value and transferability of our common stock is currently affected by the fact that there is no market for the stock. No assurance can be given that a market for our common stock will develop or that it will be quoted on the NASD's Over-the-Counter Bulletin Board.

OUR ISSUANCE OF ADDITIONAL SHARES MAY HAVE THE EFFECT OF DILUTING THE INTEREST OF SHAREHOLDERS; OUR COMMON STOCK SHAREHOLDERS DO NOT HAVE PREEMPTIVE RIGHTS. Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. The board of directors has the power to issue such shares without shareholder approval. We fully intend to issue additional common shares in order to raise capital to fund our business operations and growth objectives.

SHAREHOLDERS MAY HAVE LITTLE CONTROL OVER DECISION MAKING DUE TO CONCENTRATION OF OWNERSHIP IN THE HANDS OF MANAGEMENT AND DIRECTORS.
Our executive officers, directors and one principal shareholder own or exercise full or partial control over 66.67% of our outstanding common stock. As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers, directors and principal shareholder could prevent a change in control of PBI.

PBI'S COMMON STOCK IS CONSIDERED A "PENNY STOCK", WHICH MAKES IT MORE DIFFICULT TO SELL THAN AN EXCHANGE-TRADED STOCK.
PBI's securities are subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investor" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of PBI's securities to buy or sell in any market that may develop.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." (A "penny stock" is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions). Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the
Securities and Exchange Act of 1934, as amended. The rules may further affect the ability of owners of PBI's shares to sell their securities in any market that may develop for them.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:
     -control of the market for the security by one or a few broker-dealers that are  often  related  to  the  promoter  or  issuer;
     -manipulation of prices through prearranged matching of purchases and sales and  false  and  misleading  press  releases;
     -"boiler  room"  practices  involving  high  pressure  sales  tactics  and unrealistic price projections by inexperienced sales persons; -excessive and undisclosed bid-ask differentials and markups by selling broker-dealers;  and
     -the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

WE DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE FUTURE, WHICH MAKES INVESTMENT IN OUR STOCK SPECULATIVE OR RISKY.
We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our business activities. Investors also must evaluate an investment in PBI solely on the basis of anticipated capital gains.

LIMITED LIABILITY OF OUR EXECUTIVE OFFICERS AND DIRECTORS MAY DISCOURAGE SHAREHOLDERS FROM BRINGING A LAWSUIT AGAINST THEM.
Our articles of incorporation and bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the shareholders. In addition, a shareholder's investment in PBI may be adversely affected to the extent that we pay costs of settlement and damage awards against officers or directors pursuant to the indemnification provisions of the bylaw. The impact on a shareholder's investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against any of our officers or directors. We have been advised that the SEC takes the position that these article and bylaw provisions do not affect the liability of any director under applicable federal and state securities laws.

SINCE WE ARE A CANADIAN COMPANY AND MOST OF OUR ASSETS AND KEY PERSONNEL ARE LOCATED IN CANADA, YOU MAY NOT BE ABLE TO ENFORCE ANY UNITED STATES JUDGMENT FOR CLAIMS YOU MAY BRING AGAINST US, OUR ASSETS, OUR KEY PERSONNEL OR THE EXPERTS NAMED IN THIS PROSPECTUS.
We have been organized under the laws of Canada. Many of our assets are located outside the United States. In addition, a majority of the members of our board of directors and our officers and the experts named in this prospectus are residents of countries other than the United States. As a result, it may be impossible for you to effect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws. See "Enforceability of Civil Liabilities."

FORWARD  LOOKING  STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "will", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements.

OVERVIEW

Penn Biotech Inc. (hereinafter referred to as "Penn Biotech" or "PBI") intends to be a provider of seed potatoes to the North American agricultural potato market. It is anticipated that the distribution of PBI's seed potatoes will promote the profitability and productivity of the potato industry in North America and contribute to solving food shortage problems worldwide. PBI acquired the exclusive right to use the Mass Production of Artificial Seed Potatoes (Potato Microtubers) provided by the Korea Research Institute of Bioscience and Biotechnology (KRIBB) through a license agreement. The agreement allows PBI to use the technology and produce seed tubers for 10 years under the condition of paying 1% of the annual net sales revenue to KRIBB while the contract is effective. PBI paid a one-time licensing fee of US$25,580 to KRIBB for the rights under the agreement. PBI intends to finance its administrative and initial operation costs and intends to apply under Canadian Federal and Provincial Government Loan Programs although there can be no assurance that our applications will be successful.

Long term, PBI intends to establish its own tissue culture laboratory in Saskatoon, Canada with the capacity of mass production all year round. PBI intends to form strategic alliances with the Seed Potato Growers Associations in Saskatchewan and Alberta to facilitate the marketing and distribution of PBI's seed potatoes within Canada and the United States.

PBI's goal is to be self-sufficient within three years and to then focus on expanding its market to supply PBI's seed potatoes to farmers and food processing companies in North America. To reach its three year goal, PBI intends to rely on the sale of its shares, other shareholder financings, standard business trade financing and Canadian Federal and Provincial Loans.

STRATEGY
PBI's current business plan involves producing Elite-1 seed potatoes and then selling them to targeted markets. Targeted markets include later generation seed potato growers and table potato farmers. As we gain our reputation over the years, PBI intends to market its products to food processing companies, such as Simplot and McCain.

PBI is in the pre-production stage for the production of its seed potato. The first stage of seed potato production, MCT (microtubers), will be carried out in a rented laboratory, and to this date, two places have been identified as potential laboratories; the first is in Saskatoon, Saskatchewan and the second is in Olds, Alberta. Production of the second stage MNT (minitubers) will be contracted out to local farmers. PBI intends to provide the seed potato to be planted and will pay a fee for the planted acreage. MCT will be grown in a laboratory, harvested and transferred to a green house to become MNT, harvested and then planted in the ground to become Pre-Elite. Pre-Elite are then harvested and planted to become Elite 1, Elite 1 is harvested and sold to later generation seed potato growers and table potato farmers.

PBI's objective is to cultivate commercial seed potatoes at competitive prices and estimates that it will require US$300,000 to finance its seed production and business operations until net profits from seed potato production start in the year 2005.

CONTACT  INFORMATION
Our principal executive offices are located at 16th Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8 and our telephone number is 604 -683-0082.

THE  OFFERING

Common  stock  offered  by  selling  shareholders:             4,000,000  shares
Common  stock  outstanding  before  this  offering:           15,000,000  shares
Common  stock  to  be  outstanding  after  this  offering:    15,000,000  shares

PROCEEDS  OF  THIS  OFFERING
The offering by the selling shareholders under this prospectus will be on a continuous and delayed basis.

PBI will not receive any of the proceeds from the sale of shares by our selling shareholders. The selling shareholders may offer and sell up to an aggregate of their 4,000,000 shares of common stock under this prospectus. The selling shareholders will offer and sell the shares at a price of US$0.10 per share until such time as our common stock may be quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices.

The offering by the selling shareholders will begin after the registration statement that includes this prospectus becomes effective.

SUMMARY  FINANCIAL  AND  OTHER  DATA

The summary financial and other data set forth below should be read in conjunction with the financial statements of PBI including the notes thereto, and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in this prospectus. The statement of operations data set forth below for the fiscal period from inception October 23, 2002 to December 31, 2002 and the balance sheet data as of December 31, 2002 are derived from the December 31, 2002 audited financial statements of PBI included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster, a worldwide association of independent accounting and consulting practices. The partners of the Vancouver firm are members of The Canadian Institute of Chartered Accountants. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The auditor has issued their report with a caution that our financial statements have been prepared assuming that PBI will continue as a going concern and that PBI has had no operations and has no established sources of revenue and needs additional funds in order to complete its business plan. This raises substantial doubt about PBI's ability to continue as a going concern.

Monetary  amounts  are  shown  in  US$'s  unless  otherwise  indicated.

SUMMARY  FINANCIAL  DATA
The following tables summarize the statement of operations and balance sheet data for our business.

                                                       PERIOD FROM INCEPTION
                                                         (OCTOBER 23, 2002)
                                                      THROUGH DECEMBER 31, 2002
STATEMENT  OF  OPERATIONS DATA:
Revenues                                                 $               0
Operating  Expenses                                      $          25,843
Net  Loss                                                $         (25,843)
Basic  loss  per  share                                  $           (0.12)
Weighted  average  common  shares  outstanding                     217,391

BALANCE SHEET DATA:                                    AS AT DECEMBER 31, 2002
Cash                                                     $          33,909
Total  Assets                                            $          59,489
Total  Liabilities  -  unsecured  debt                   $          75,704
Secured  debt                                            $               0
Guaranteed  debt                                         $               0
Shareholders'  Deficiency                                $         (16,215)

USE  OF  PROCEEDS

We will not receive any of the proceeds from the sale of PBI common stock by the selling shareholders.

DETERMINATION  OF  OFFERING  PRICE

This prospectus is solely for the purpose of allowing certain of our shareholders to sell their stock. The shares may be sold when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date while the registration statement is effective.

The offering price of the common stock being offered by the selling shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value for the assets owned by us. We make no representations as to any objectively reasonable value of the common stock. Since we have not retained an underwriter for purposes of this offering, the offering price has not been subject to evaluation by any third party as would be the case in an underwritten offering. Prices for the shares of our common stock after this offering will be determined in the available market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, the biotechnology industry as a whole, and general economic and market conditions.

DIVIDEND  POLICY

We intend to retain any earnings for use in our business. We do not intend to pay dividends on our shares for the foreseeable future. The declaration of dividends is subject to the discretion of the board of directors and consequently, no assurance can be given to the amount of dividends per shares or that any such dividends will be declared. Future cash dividends, if any, will also depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as may deem relevant. Loan agreements and contractual arrangements entered into by PBI may also restrict distributions of dividends.

DILUTION
Sales of common stock by selling shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling shareholders.

Prospective investors should be aware, however, that the price of shares covered by this prospectus might not bear any rational relationship to net tangible book value per share of PBI.

As of December 31, 2002, our net tangible book value was approximately negative US$41,795 or $(0.003) per share. Net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding shares. Our net tangible book value is determined by subtracting the value of our intangible assets and total liabilities from our total assets. Dilution is determined by subtracting net tangible book value per share as of December 31, 2002 from the public offering price per share without taking into account any other changes in such net tangible book value after December 31, 2002. The following table illustrates this per share dilution:
                                                                          US$
                                                                          ---
Estimated  offering  price  per  share  received  by  the
    selling  shareholders                                              $ 0.10
Tangible  book  value  per  share  at  December  31,  2002             $(0.003)
Tangible  book  value  per  share  at  January  31,  2003              $(0.003)
Net  tangible  book  value  per  share  after  this  offering          $(0.003)
Increase  in  net  tangible  book  value  per  share  from new
    investors in this offering                                         $ 0.000
Decrease  in  value  from  offering  price                             $ 0.103

The following table summarizes on a pro forma basis the differences to PBI as of January 31, 2003, between the existing shareholders and the new investors with respect to the number of shares purchased from the existing shareholders, the total consideration paid to PBI and the average price per share paid, assuming that all shares offered are sold:



                                         SHARES                              TOTAL
                                         PURCHASED                       CONSIDERATION                     AVERAGE PRICE
                                         NUMBER         PERCENT          AMOUNT           PERCENT          PER SHARE


Existing shareholders                    15,000,000      100.00           US$9,508.00     100.00            US$0.001
Existing shares offered for sale         (4,000,000)     (26.67)                 0          0                  n/a
New investors:
Selling shareholders                      4,000,000       26.67                  0          0                  n/a

Total                                    15,000,000      100.00           US$9,508.00     100.00            US$0.001

Our pro forma net tangible book value at January 31, 2003, assuming the sale of 100 per cent of the shares offered, would be negative US$41,795 or $(0.003) per outstanding share. This represents a decrease in net tangible book value of US$0.004 per share to existing shareholders and a dilution in net tangible book value of US$0.103 per share to purchasers of our shares in this offering (assuming the shares are sold at $0.10 each).

SELLING  SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders prior to the offering, the number of shares of common stock that may be offered for sale pursuant to this prospectus by such selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders after the offering, and the percentage ownership after the offering. The offered shares of common stock may be offered from time to time by each of the selling shareholders named below. (See "Plan of Distribution"). However, the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered. Neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus. Particular selling shareholders may not have a present intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholders may sell all or part of the shares of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders.


                             NUMBER OF SHARES      PERCENTAGE OF THE                        NUMBER OF SHARES
            NAME            BENEFICIALLY OWNED    CLASS BENEFICIALLY   NUMBER OF SHARES   BENEFICIALLY OWNED
                              PRIOR TO THE        OWNED PRIOR TO THE       OFFERED       AFTER THE OFFERING**
                                OFFERING               OFFERING
-------------------------------------------------------------------------------------------------------------
Seung Hee Oh                         1,400,000           9.33                 1,400,000             0
-------------------------------------------------------------------------------------------------------------
#59  -  11571  Thorpe  Road,  Richmond,  BC.,  Canada  V6X  3Z4
-------------------------------------------------------------------------------------------------------------
Sun Joo Choi                         1,300,000           8.67                 1,300,000             0
-------------------------------------------------------------------------------------------------------------
#508  501Dong  Jamsil  Jukong  Apt.  27  Jamsil-Dong,  Songpa-Ku,  Seoul  Korea
-------------------------------------------------------------------------------------------------------------
Hye Sook Hyun                        1,300,000           8.67                 1,300,000             0
-------------------------------------------------------------------------------------------------------------
#508  501Dong  Jamsil  Jukong  Apt.  27  Jamsil-Dong,  Songpa-Ku,  Seoul  Korea
-------------------------------------------------------------------------------------------------------------
     TOTAL                           4,000,000          26.67                 4,000,000             0
-------------------------------------------------------------------------------------------------------------
 ** Assumes the sale of all offered shares of common stock under this offering.

PLAN  OF  DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:
1. On such public markets or exchanges as the common stock may from time to time be trading;
2.  In  privately  negotiated  transactions;
3.  Through  the  writing  of  options  on  the  common  stock;
4.  In  short  sales;  or
5.  In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at US$0.10 per share until such time as the shares of our common stock become quoted on the over-the-counter Bulletin Board maintained by the NASD or another exchange. Although we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes quoted on the over-the-counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:
1.  The  market  price  of  our  common  stock  prevailing  at the time of sale;
2.  A  price  related  to  such  prevailing market price of our common stock; or
3.  Such  other  price  as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participatingin such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are unaware of any intention on the part of management or affiliated parties to purchase any shares in this offering.

We are bearing all costs relating to the registration of the common stock, estimated to be US$22,220.00. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore may be considered to be an underwriter, they must comply with applicable law and may, among other things:
1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.
There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.
Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

PBI believes that shares registered by this prospectus may be offered by selling shareholders for sale in countries other than the United States, specifically in Canada and Korea, subject to securities regulations in those jurisdictions.

We estimate that the expenses for the offer and sale of the shares registered by this prospectus to be US$22,220.00, all costs to be borne by PBI.

EXCHANGE  RATES

PBI records its finances in Canadian (Cdn) dollars and reports its operations in US dollars. Fluctuation in the exchange rate between the Cdn dollar and the US dollar will affect the amount of dollars reported in its financial statements and received in respect of cash dividends or other distributions paid in Cdn dollars by us. The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Cdn dollar amounts referred to herein could have been or could be converted into US dollars at any particular rate, or at all. On January 17, 2003 the noon buying rate was Cdn$1.5355 to US$1.00.

YEARS  ENDED  DECEMBER  31  (CDN$  PER  US$1.00)

                           AVERAGE  RATE(1)   YEAR  END     HIGH        LOW
1998                            1.4894         1.5375      1.5770      1.4075
1999                            1.4827         1.4440      1.5302      1.4440
2000                            1.4871         1.4995      1.5600      1.4350
2001                            1.5519         1.5925      1.6023      1.4933
2002                            1.5702         1.5800      1.6128      1.5108

(1)THE AVERAGE OF THE NOON BUYING RATES ON THE LAST DATE OF EACH MONTH (OR A PORTION THEREOF) DURING THE PERIOD.

FOR  EACH  OF  LAST  SIX  MONTHS  (CDN$  PER  US$1.00)
                                HIGH           LOW
July  2002                    1.5880          1.5145
August  2002                  1.5963          1.5523
September  2002               1.5863          1.5545
October  2002                 1.5943          1.5607
November  2002                1.5903          1.5528
December  2002                1.5800          1.5478


CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2002. Our capitalization is presented on an actual basis. You should read this table in conjunction with ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' and our financial statements and the notes thereto, included elsewhere in this prospectus.


AS  OF  DECEMBER  31,  2002  AS  ADJUSTED  (AMOUNTS  IN  US  DOLLARS)
PRO  FORMA                                      ACTUAL            POST  OFFERING
Cash                                            $ 33,909           $ 33,909
Long-term debt, including capital lease
    obligations less current portion            $    nil           $    nil
Shareholders'  equity:
  Common  stock:  no  par  value;
     100,000,000  authorized;
      15,000,000  shares  issued  and
         outstanding  on  an  actual  basis,    $  9,508           $  9,508
      15,000,000  shares  issued  and
         outstanding  on  a  pro  forma  basis, $  9,508           $  9,508
 Additional  paid-in  capital                   $    nil           $    nil
 Loans to employees to acquire common stock     $    nil           $    nil
 Accumulated  earnings  (deficit)               $(25,843)          $(25,843)
 Accumulated  other  comprehensive  income      $    120           $    120
Total  shareholders'  deficiency                $(16,215)          $(16,215)



SELECTED  FINANCIAL  AND  OTHER  DATA

The selected financial and other data set forth below should be read in conjunction with the financial statements of Penn Biotech Inc., including the notes thereto, and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in this prospectus. The statement of operations data set forth below for the period ended December 31, 2002 and the balance sheet data as of December 31, 2002 are derived from the audited financial statements of PBI included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

FROM INCEPTION OCTOBER 23, 2002 TO DECEMBER 31, 2002 (AMOUNTS IN US DOLLARS EXCEPT NUMBER OF SHARES)
STATEMENT  OF  OPERATIONS  DATA:
Revenues:                                                 $     nil
Costs  and  expenses:
Start  up  costs                                          $  13,628
Travel                                                    $   9,031
Depreciation  and  amortization                           $     nil
Professional  fees                                        $   3,184
Net  (loss)                                 $ (25,843)

Weighted  average  number  of  shares outstanding           217,391
Basic and diluted loss per share of common stock          $   (0.12)

AS  OF  DECEMBER  31,  2002(1)
BALANCE  SHEET  DATA:

Cash                                                      $  33,909
Working  capital  (deficiency)                            $ (41,795)
Total  assets                                             $  59,489
Long-term  debt,  excluding  current  portion             $     nil
Total  shareholders'  deficiency                          $ (16,215)

(1)  Reflects the period from October 23, 2002 (inception) to December 31, 2002.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As a newly incorporated company, Penn Biotech Inc. has no previous business activity. The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto for the period from inception, October 23, 2002, through December 31, 2002 and other financial information included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. PBI's actual results may differ materially from the results discussed in the forward-looking statements. Examples of these forward looking statements include the ability of PBI to reach contractual terms a suitable laboratory, the ability of PBI to grow its product on a scale sufficient to warrant commercial sales, and the ability of PBI to raise sufficient funds to carry out its business plan.

OVERVIEW
Penn Biotech Inc. (PBI) was incorporated in British Columbia, Canada, on October 23, 2002 under the company's Act of British Columbia as a privately owned company that operates from its corporate headquarters located in Vancouver, British Columbia, Canada. PBI has the exclusive right to use the patented biotechnology, Mass Production of Artificial Seed Potatoes (Potato Microtubers) under its license agreement with Korea Research Institute of Bioscience and Biotechnology (KRIBB). PBI aims to mass produce quality seed potatoes and distribute them to growers at a cost saving to the growers. PBI intends to be a significant factor in the development of agricultural industry with its production system.

In Canada, there is a potential for increased investment in biotechnology, because overall, funds for knowledge-based technologies have become accessible with the growth of the public and private equity markets. In addition, federal and provincial governments are offering strategic funding through programs, such as Agricultural Biotechnology and Biotechnology Loan Program, which provide loans for research and development, product development, market development, and new production capacity for biotechnology and agriculture biotechnology firms in Western Canada. We intend to apply for funding although there can be no assurance that our applications will be successful.

PLAN  OF  OPERATION
At December 31, 2002, we had US$33,909 of cash. Once we commence the development of our seed potato production, we expect that our monthly cash expenditures will be approximately US$7,324. At this rate, we anticipate that our existing cash reserves will not be sufficient to sustain our operations through 2003. We anticipate the short term financing of our development by shareholder investments and the use of trade accounts payable.

We will not record revenue in 2003. MNTs (minitubers), which will be sold to seed potato growers, are scheduled for production in 2004. However, any revenue from MNT sales will cover only a part of our fixed costs since we plan to introduce MNT in the potato market at a minimal profit over costs of production. We plan to sell products into the market using salaried sales agents. We are targeting to generate Cdn$595,350 in gross sales of product in the year 2005 and expect to show a net profit for the year 2005. In 2006, we plan to sell E-1 class seed potatoes as well as MNTs. Total revenues from the sale of MNT and E-1 in 2006 are expected to be Cdn$1,282,838.00. Generating this projected revenue will depend upon our ability to successfully launch our business over the next three years. We have not received any sales orders to date.

Investors are cautioned against attributing undue certainty to our projections for generating revenue due to potential production difficulties, budget uncertainties, delays in planned completion dates and market acceptance.

LIQUIDITY  AND  CAPITAL  RESOURCES
Our initial sources of liquidity is expected to be existing cash, cash from the proceeds of future offerings of our shares for sale, and cash from operations. Since we have no operating history, we must first rely on equity and/or debt financing to launch our business. We will need additional funding in order to produce and distribute our products that are under development. There can be no assurances that financing, whether debt or equity, will be available to us in the amounts required at any particular time or for any particular period, or if available, that it can be obtained on satisfactory terms. We have made no arrangements with our officers, directors or affiliates to provide liquidity to us.
At December 31, 2002 we had a working capital deficiency of $(41,795). We anticipate that we will need to raise additional capital within the next 8 months in order to continue implementing our business plan and commence full operations. We will need to raise the funds through debt or equity financing or a combination of both. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities is likely to result in dilution to our shareholders. There can be no assurance that sources of capital will be available to us on acceptable terms, or at all. If we are unable to raise additional capital, we may not be able to continue as a going concern, and might have to reorganize under bankruptcy laws, liquidate or enter into a business combination. We have not presently identified any probable business combination. If adequate funds are not available within the next 6 months, we may be required to significantly curtail our operations or perhaps be no longer able to operate.

QUALITATIVE  AND  QUANTITATIVE  DISCLOSURES  ABOUT  MARKET  RISK
We are subject to market risk exposures due to fluctuations in exchange rates and interest rates. PBI denominates its financial statements in United States dollars but conducts its daily affairs in Canadian dollars. Changes in the foreign exchange rate between the Cdn$ and the US$ may affect us due to the effect of such changes on any shareholder distributions to US residents.

We are not currently carrying significant amounts of short term or long term debt. Upward fluctuations in interest rates increase the cost of additional debt and the interest cost of outstanding floating rate borrowings.

INFLATION
We do not consider that inflation in Canada has had a material impact on our results of operations. Inflation in Canada in 2000 and 2001 was 2.7% and 2.6%, respectively.

RECENT  ACCOUNTING  PRONOUNCEMENTS
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 138 (amendment of SFAS No. 133 issued June, 1998), ''Accounting for Derivative Instruments and Hedging Activities.'' Statement No. 138 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because we currently hold no derivative financial instruments and do not currently engage in hedging activities, adoption of Statement No. 138 is not expected to have a material impact on our financial condition or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position, or ''SOP,'' 98-5, ''Reporting on the Costs of Start-Up
Activities''. SOP 98-5 requires that entities expense start-up costs as incurred. We have adopted SOP 98-5 in our corporate accounting policies for the period ending December 31, 2002.

BUSINESS

PBI intends to finance its administrative, start up and initial operation costs by the sale of its shares, other shareholder financings, standard business trade financing, and government loans. At this time, there are no known sources of funding and no specific dates by which PBI intends to accomplish the goals in its business plan. However, PBI intends to start Phase 2 of its business plan by July, 2003 to take advantage of the 2004 growing season. If PBI is able to secure the initial funds required to finance its operation costs through Phase 1, PBI anticipates proceeding with Phase 2 of its business plan within thirty days ("MONTH 1") of the receipt of these funds.

Current  and  Past  Activities:
PBI was incorporated in British Columbia, Canada on the 23rd of October 2002. To produce early generation seed potatoes and provide them to Canada and United States, PBI has done a preliminary research on the potato industry, especially the seed potato segment, in North America. PBI has a plan with regards to what products PBI will produce and what technology will be used for the production. Even before its incorporation, PBI was aware of the seed potato production technology developed by Korea Research Institute of Bioscience and Biotechnology (KRIBB) in South Korea and contacted KRIBB to acquire the right to use that technology. In December 2002, PBI entered into a license agreement with KRIBB and has acquired the exclusive right to use the technology. To minimize expenses until substantial revenues are generated, PBI has decided to locate and rent a tissue culture laboratory and outsource lab technicians. The directors of PBI have contacted several laboratory facilities for rent and are considering two places for the future site of the PBI lab: one in Saskatoon, Saskatchewan and the other in Olds, Alberta. PBI also has contacted several firms with the aim of acquiring tissue culture laboratory equipment required for the production of MCTs. As part of this effort, the directors of PBI visited several greenhouse operations in Saskatchewan and Alberta to examine their facilities for the production of MNTs.

Penn Biotech Inc. plans to schedule its business operation by meeting the following Phases:
Phase  1
Present  ~  June  2003:  Raise  Funds  and  Conduct  Market  Survey
PBI will focus on raising CDN$300,000 to start seed potato production and cover the operation costs until PBI generates self sustaining revenues. PBI has currently one employee to coordinate the process of raising funds and also to conduct market surveys. PBI will conduct research into various potential target markets. The market research is planned to consist of a telephone survey to 10-20 prospective customers, focusing on three or four of the core target markets in the United States and Canada, such as later generation seed potato growers and table potato growers. PBI estimates that it will require $20,000 to complete Phase 1, which funds are on hand.

Phase  2  (upon  the  successful  completion  of  Phase  1)
July 2003 ~ April 2004: Establish Laboratory and Start Microtuber (hereinafter referred to as "MCT") Production
PBI will enter into an agreement to lease a tissue culture laboratory and intends to hire two lab technicians. As for MCT production, PBI will culture a large volume of potato stems in the 1st growth chamber in the laboratory for the period of July ~October 2003. The MCT production will consist of several times of stem cultures called "the 1st culture step", followed by the MCT formation stage, called "the 2nd culture step". In 2003, all stems produced in the 1st culture step will be used to produce MCTs. However, from Phase 3 of the business plan, only 72% of the stems produced in the 1st step will undergo the 2nd culture step to produce MCTs. The other 28% of the stems will be used to produce plantlets. With this system, PBI can fully use the lab facilities while MCTs are in their dormancy stage. From November 2003 to January 2004, the stems will be transferred to the 2nd growth chamber to form MCTs. The produced MCTs will have dormancy period until they are planted in a greenhouse in May 2004. To complete Phase 2 of the business plan, PBI will require approximately Cdn$ 80,000: $30,000 for the lab rent, $40,000 for two technicians, and $10,000 for raw materials and miscellaneous operating costs.

Phase  3  (upon  the  successful  completion  of  Phase  2)
May  2004  ~  April  2005:  Start  MNT  Production
PBI will produce MNT at a contracted greenhouse facility from May 2004 to August 2004. In May 2004, MCTs will be planted in a greenhouse, and MNTs will be harvested in August 2004. MCT and plantlet production will be concurrently going on through this Phase. The contract farming fee for MNTs is expected to be approximately Cdn$0.20 per piece. PBI estimates that Phase 3 will require Cdn$243,200: $151,200 for production of 756,000 MNTs and $92,000 for MCT and plantlet production.

Phase  4  (upon  the  successful  completion  of  MNT  production  in  Phase  3)
September  2004  ~  April  2005:  Start  Generating  Revenue
While MCT & plantlet production goes on all year round, MNT production should be completed during August 2004. PBI will sell 75% of produced MNTs as an introduction of PBI product to the targeted market and will retain the remaining 25% of the MNTs for the production of Pre-Elite in the following year. For marketing and sales of MNTs, PBI will hire a salesperson, and the salary for the salesperson is estimated at Cdn$24,000 a year. The salesperson will develop and put into practice marketing and sales plans. PBI anticipates that it will take approximately six to ten weeks to develop its sales and marketing plans. PBI will sell approximately 544,320 units of MNTs at the price of Cdn$0.50 per piece and will generate revenue of Cdn$272,160. PBI intends to be self-sustaining at some point during Phase 4.

Phase  5  (upon  the  successful  completion  of  Phase  4)
May  2005  and  on:  Continue  Production  and  Generate  More  Revenue
PBI will plant 25% of the MNTs produced in Phase 3 in the open field through a contracted farmer in May and plant Pre-Elite seed potatoes around August. Pre-Elite seed potatoes will be planted the following year to produce Elite-1 class seed potatoes. The production of MCTs, plantlets, MNTs, Pre-Elite and Elite 1 seed potatoes, as explained in the earlier Phases, will repeatedly occur each year, and PBI will sell a portion of MNTs and all of Elite-1 produced. As PBI will gradually increase the production, more revenue will be generated.

No commitments to provide additional funds have been made by management, stockholders or anyone else. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to PBI or at all. The absence of funding would make the successful completion of any of the Phases of PBI's business plan doubtful.

BUSINESS  STRATEGY

Penn Biotech Inc. intends to be a provider of seed potatoes to the North American potato farmer.

MASS  PRODUCTION  OF  ARTIFICIAL  SEED  POTATOES  (POTATO  MICROTUBERS)
PBI has the exclusive right to use the patented biotechnology, Mass Production of Artificial Seed Potatoes (Potato Microtubers) under its license agreement with the Korea Research Institute of Bioscience and Biotechnology (KRIBB).

The conventional system used in most of major potato producing countries requires such stages as many times of meristem culture followed by disease indexing; culturing the plantlets in test tubes; planting the plantlets in a green house to produce a small quantity of mini-tubers; and many years (normally 5-8 years) of repeated multiplication in the open field.

PBI's technology allows subcultures to be produced without degeneration of genes in PBI's uniquely designed culture dishes which promote horizontal growth of stems instead of vertical. This feature of the culture dish disperses the specially composed culture medium evenly throughout the stems allowing the stems to absorb the nutritive elements in the culture medium, eliminating possible degeneration. Another feature of the culture dish is the hygienic air respiratory function, which provides a sufficient amount of antiseptic air circulation while preventing any possible aerial infection. The culture dishes are stackable and one culture dish has a holding capacity of 10 plantlets allowing PBI's system to yield high multiplication of plantlets with space-efficiency compared to the conventional system where large space is required to grow each plantlet in a separate flask or tube.

The distinctive feature of this system is that it leads to mass production of micro-tubers, which replace the conventional plantlets. Through PBI's technology, micro-tubers are produced from the shoot tips cultured in-vitro under aseptic conditions after the elimination of diseases is ensured. This facilitates not only genetic stability of the mother plantlet, but also ensures that there is no chance of any re-infection of disease. Micro-tubers are mass-produced in the laboratory for 80 days. At the first stage, plantlets are produced and multiplied from the shoot tips cultured in-vitro for 20 days in the first growth chamber. This first growth chamber is designed to control and provide light necessary for plant germination and growth, which is about 3,000~5,000lux. After this stage, which is the same as in the conventional system, the plantlets are moved to the second growth chamber. This chamber has no light and only controls temperature. The dark and warm chamber provides a similar environment to underground so that the plantlets form micro-tubers (MCT) over the next 60 days without the energy wasted in growing leaf material found in the conventional system.

Mini-tubers are harvested from the micro-tubers that have grown in a greenhouse using a pot cultivation method with an artificially sterilized soil medium. The mini-tubers can then grow in the field in the second year to produce Pre-Elite seed potatoes. The nuclear seed potato replicates all of the beneficial characteristics found in a mature table (food) potato. PBI's technology produces stronger and more vigorous MCTs and MNTs. PBI's MCTs and MNTs start from thicker and stronger stems than those produced by the conventional method.

INDUSTRY  OVERVIEW
Biotechnology  Industry
The global market size of the biotechnology industry was US $20 billion in 2000. By 2005, it is expected to reach US $95 billion and by 2010, US $190 billion*. There are 1,457 biotechnology companies in the United States, of which 342 are publicly held. Market capitalization, the total value of publicly traded biotech companies at market prices, was US$224 billion as of early May 2002*. The biotechnology industry has more than tripled in size since 1992, with revenues increasing from US$8 billion in 1992 to US$27.6 billion in 2001* (Ernst and Young LLP and Bioworld).

In Canada, annual sales related to biotechnology total more than $2 billion and the number of biotechnology companies in Canada is over 361(Statistics Canada). More than 75% are small but rapidly growing companies with 50 or fewer employees. One quarter of the companies are publicly traded.
The Health and Agriculture sectors together account for more than 75% of the overall biotech revenues.
Despite the many advances that have been made and the products that have become a commercial reality, only a modest fraction of the potential of biotechnology has been realized to date. The international effort focused on biotechnology continues to expand as products of research assume prominent positions in the international market place.
Source:  Ernst  &  Young  LLP,  annual biotechnology industry reports, 1993-002.

Financial data based primarily on fiscal-year financial statements of publicly traded companies.

Potato  Industry
Total of 308,194,947 tonnes of potatoes were produced worldwide in 2001*(Food and Agricultural Organization of the United Nations(FAO)). This volume is worth US$47 billion when calculated at the average price of US$155.07/tonne*(Statistics Canada). According to the International Center for Potatoes (CIP) of Food and Agricultural Organization of the United Nations, the potato industry is in its mature stage for developed countries, including U.S.A., Canada and the Netherlands while potato production in developing countries entered a rapid expansion phase in the late 1990's. Especially, potato production has increased faster in Asia than anywhere else, with China as the world's largest producer with 20% of the total world production*(2000/2001 Canadian Potato Situation and Trends, Agriculture and Agri-Food Canada). Out of this 308,194,947 million tonnes of potatoes produced worldwide, 170 million tonnes are used for human consumption. The largest segment in the potato market is still represented by the table potato, but the processing industry and the seed potato business are becoming increasingly significant as consumers become more demanding* (Industry Note: Food and Agribusiness Research, Rabobank International). The world average per capital consumption amounts 29kg, and global consumption of potatoes is experiencing strong growth around 4.5% annually. Especially, as the lifestyle and diet change, the demand of processed potatoes is steeply rising* (Industry Note: Food and Agribusiness Research, Rabobank International).

Canada and U.S.A., as the world's 13th and 4th largest potato producers, produced about 8% of the total world potatoes in 2001. The potato accounts for about year 2001's 35% of all Canadian vegetable farm cash receipts *(2000/2001 Canadian Potato Situation and Trends, Agriculture and Agri-Food Canada) and 15% out of the U.S. vegetable crop cash receipt*(Vegetables and Melons Situation and Outlook Yearbook / VGS-2002 / July 2002 by Economic Research Service, USDA). As for the seed potato segment, the world's total seed potato production was 35,154,103 tonnes in 2002*(FAO). When the average price of US$200/tonne*(the average seed potato price from Statistics Canada) is applied, the world seed potato market is worth US$7 billion. With production of 307,000 tonnes and 1,235,000 tonnes, Canada and U.S.A. account for 4.4% of the total world seed potato production, worth US$308.4 million. As the quality of seed potatoes plays an important role in determining the yields, great efforts have been put into improvement seed potatoes and development of high productivity breeds. Since the early 1980s, the use of tissue culture methods has greatly facilitated the production process of pathogen-free potato seed.

MARKETING  AND  SALES
PBI cannot expect to seize the North American seed potato market right away. Currently, most of the seed potatoes used in table potato farms are of class E-4 or lower due to high costs. PBI will provide high quality MNTs and E-1 seed potatoes at competitive prices so that later generation seed growers can produce and provide seed potatoes at lower costs. The table potato growers who plant PBI's E-1 seeds will also benefit from lower chance of crop failure. The key marketing strategy of PBI is pricing. While the current market price of E-4 class is approximately CDN$327 per tonne, PBI will supply E-1 class seeds at CDN$510 per tonne.
PBI will use various sources to advertise its products. The PBI tuber and its biotechnology will be introduced in relevant trade shows such as the New Brunswick Potato Conference and Trade Show, the Saskatchewan Seed Potato Growers Association Conference and Trade Show; the Western Canada Crop Production Show and the International Potato Expo and Technology Show. Websites and magazines, including Spudman and Successful Farming Magazine, will be used to increase market awareness of PBI seed potatoes.

Key seed potato producers throughout Canada and representatives of potato growers associations will be invited to visit our tissue culture laboratory and mini-tuber greenhouses where they will be encouraged to examine the product. Samples of products will also be distributed to prominent growers and recognized institutions. Agencies such as DeVos Brokers and Consultants, Inc., based in Edmonton, Alberta, might be contacted for sales and marketing of PBI products.

Besides using existing channels, PBI will publish a variety of information materials to introduce PBI's system and products. These materials will be distributed to large-scale potato farms, government offices, and food processing companies.

PBI's marketing strategy includes the establishment of a network with potato growers and seed growers in Saskatchewan, Canada. The PBI will retain expert farms for producing pre-elite and E-1 class seed potatoes after PBI provides them mini-tubers. Professional farmers will produce Pre-Elite and E-1 seeds on a contract for a fee-the fee will be approximately CAD$2,000/acre. With this mechanism, PBI not only can reduce the initial investment cost but also can realize more efficient and effective market penetration through the use of conventional seed potato brokers and farmers.

COMPETITION
Currently, there is no one dominant seed potato producing company or farm in the world market. The following are some of the leading seed potato producers:
TECHNICO PTY. LIMITED. is an Australian agri-biotechnology company commercializing their TECHNITUBER(R) technology with operation facilities in Australia, China, India, Mexico, Thailand, and the USA. Technico Pty. Limited., with a key strategic alliance with global food processors including Frito Lay Inc., now specializes in the supply chain management with production of early generation seed.
QUANTUM TUBERS CORPORATION, a Wisconsin-based company, uses its own Quantum TubersTM manufacturing technology to produce minitubers.
BON ACCORD ELITE SEED POTATO CENTRE, Canada's leading seed potato provider, receives in vitro plantlets and microtubers from the Plant Propagation Centre, and multiplies these to produce nuclear stock, pre-elite and elite 1 classes of seed.
The features of PBI technology realize mass production of microtubers and minitubers. The higher volume production is a competitive advantage that PBI offers to its investors. With proper management and ongoing research and development, PBI has the potential to succeed in the seed potato industry.

INTELLECTUAL  PROPERTY
PBI's technology for microtuber mass production was developed by Dr. Hyouk Joung and his staff at Korea Research Institute of Bioscience and Biotechnology (KRIBB) in Korea. PBI made a contract with KRIBB for the exclusive right to use the technology. The PBI micro-tuber system has received the "President Award of 1998" in the category of "Innovative Technology" in Korea and is protected by patents in Korea, China and Canada.

<BTB>
Applied  Country     Application  No.     Applied  Date     Registration  No.     Patent  Issued  Date
Canada                 2011230               01-03-1990        2,011,230              23-03-1999
Korea                  89-003009             11-03-1989        51832                  28-05-1992
China                  ZL90101337.4          10-03-1990        26562                  25-03-1994

GOVERNMENT  REGULATION
The government of Canada runs a seed potato certification program and recommends all potato growers to use certified seed potatoes. The program is designed to regulate the variety, purity and health of seed stocks so that the quality and productivity of seeds are preserved. Even though there is no other specific requirement to start a seed potato business, all seeds and fields are subject to the inspections set by the Canadian Seed Act. The history of growers and planting areas, environmental conditions, and number of generations are all examined before seeds are certified. If an inspector has inspected crops in a farm unit and finds that they meet the standards set out in the regulations, the inspector shall issue to the grower a crop certificate specifying the class and variety of each crop; the number of plants or the number of hectares that passed inspection for each class and variety; and the certificate number for each class and variety. The certification program is national, and certified seed potatoes are sold in every province of Canada and exported to other countries including the U.S.A. In 2002 a total of 32,702 hectares passed the inspections.

Canada has a seven-year flush through system designed to ensure good seed quality. The seed system starts with nuclear-stock plants that are completely disease free. The nuclear-stock class is produced from potato tissue culture material which has been tested and found free of disease such as bacterial ring rot, potato leafroll virus and other viruses. The culture must be maintained in an aseptic or protected environment--to which the entry of plant pathogens and insects are prevented-and inspected by an inspector at least once during the growing period. The pre-elite seed potatoes are those produced from nuclear stock or from cuttings or plants that were produced in a protected environment or from tubers or selected clones. The resulting plants produce tubers that are planted in the field. With each subsequent year in the field, the seed drops one level in the certification system. The Canadian seed act classifies seed potatoes as follows: the Nuclear stock class; the Pre-Elite class; Elite 1; Elite 2; Elite 3; Elite 4; Foundation; and Certified. Out of these 8 classes, PBI will concentrate on the Nuclear Stock(MCT and MNT) Pre-Elite, Elite 1 and Elite 2.

In our opinion, our planned seed potato production will conform to the restrictions and regulations currently in place and reasonably anticipated.

EMPLOYEES
PBI currently has one employee to coordinate the process of raising funds required to proceed on its operation. PBI expects to engage one marketing manager and one accounting manager. For the tissue culture lab operation, two full-time lab technicians will be hired on a contract. We expect our labor relations to be good. None of our employees will be covered by a collective bargaining agreement.

TRANSACTIONS  WITH  AFFILIATES
No director, executive officer or nominee thereof of Penn Biotech Inc., and no owner of five percent or more of PBI's outstanding shares or any member of their immediate family has entered into or proposed any transaction with PBI in which the amount involved exceeds US$60,000.

CERTAIN  BUSINESS  RELATIONSHIPS
No director or nominee for director is or has been during PBI's last fiscal year an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with PBI in excess of 5% of either company's revenues or assets.

INDEBTEDNESS  OF  MANAGEMENT
There are no persons who are directors, executive officers of Penn Biotech Inc., nominees for election as a director, immediate family members of the foregoing, corporations or organizations (wherein the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (wherein the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to PBI in an amount in excess of US$60,000.

TRANSACTIONS  WITH  PROMOTERS
Jai Woo Lee founded Penn Biotech Inc. on October 23, 2002 with an initial capitalization of a cash infusion of US$9,508 (Cdn$15,000.00), for which he received 15,000,000 shares of common stock.

FACILITIES
PBI rents on a month to month basis its current principal executive offices located at 16th Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8 and our telephone number is 604 - 683-0082. There is no security deposit. PBI has not yet located or secured its required technical facilities. The office facilities are leased from the property owners. We do not carry tenants insurance for office contents but intend to carry insurance of Cdn$2,000,000 comprehensive general liability once our lab is in place.

LITIGATION
We  are  not  party  to  any  material  legal  proceedings.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS
The following table sets forth the name, age, and position of each Director and Executive Officer of Penn Biotech Inc.

     NAME            AGE     POSITION
     ----            ---     --------
Jai  Woo  Lee         51     President,  CEO  and  Director
-------------         --     ------------------------------
Hye  Kyung  Kim       46     Director
---------------       --     --------
Craig  Auringer       32     Director
---------------       --     --------
Ron  Jorgensen        33     Chief  Financial  Officer
--------------        --     -------------------------

Jai Woo Lee represented the first Board of Directors of PBI and was appointed to the Board of Directors on October 23, 2002 and will serve a term of three years until any successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.

There are no arrangements or understandings between the directors and officers of Penn Biotech Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer. In addition, there are no agreements or understandings for the officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor acting at the direction of any other person.

The following summary outlines the professional background of the directors, executive officers and significant employees over the past five years.

DIRECTORS  AND  EXECUTIVE  OFFICERS

Jai Woo Lee, CEO & President: Jai Woo Lee founded Penn Biotech Inc. to focus on the development and commercialization of new technologies, and the identification and evaluation of commercially viable products and ventures. Mr. Lee studied at Seoul National University, in Seoul, Korea. He moved from Korea to Canada in the 1970's to establish his export business of live cattle and beef, and the company became one of the most successful exporters of Canadian product to Korea. Based on his experiences in the agricultural and financial industries for over 25 years, Mr. Lee will focus on expanding the seed potato market abroad.

Hye Kyung Kim, Director: Hye Kyung Kim has extensive experience as a bank manager at United Overseas Bank in Seoul, Korea for 8 years and at a Credit
Union  in  Toronto,  Canada  for  3  years.
Craig Auringer, Director: Craig Auringer brings 7 years of market experience and finance background from both the investment banking and corporate relations fields. He has worked with various public and private companies, helping them to realize the financial backing necessary for their continued development.

Ron Jorgensen, CFO: Mr. Jorgensen has extensive experience in finance, public accounting and consulting, including significant experience dealing with development stage companies and venture financing through North American Stock Exchanges. He is a Certified Public Accountant (U.S.), a Chartered Accountant (Canada), and a Registered Representative for public offerings of securities in the U.S. He started his career with Price Waterhouse Coopers after graduating from Simon Fraser University.

BOARD  OF  DIRECTORS
The board of directors has the ultimate responsibility for the administration of the affairs of PBI. Our bylaws, as currently in effect, provides for a board of directors of not less than three directors and not more than ten directors. Under our bylaws, all directors serve a three-year term but may be replaced at the ordinary general meeting of shareholders convened with respect to the last fiscal year. It is expected that all current directors will continue to serve after this offering. The directors are elected at a general meeting of shareholders by a majority of vote of the shareholders present or represented by proxy, subject to quorum requirements of at least one third of all issued and outstanding shares having voting rights.

INDEPENDENT  AUDITOR
Our bylaws provide for the appointment by the shareholders of PBI of an independent auditor. The independent auditor's term expires at the close of the ordinary general meeting of shareholders convened with respect to the last fiscal year from the date of acceptance by the independent auditor. Currently, Pannell Kerr Forster is our independent auditor.

INDEPENDENT  DIRECTORS
Mr. Craig Auringer serves on the board as an independent director. We intend to appoint one additional independent director within 90 days following this offering.

EXECUTIVE  COMPENSATION
We did not pay any compensation during fiscal 2002 to our directors and officers as a group. The amount of retirement and severance benefits accrued for our executive officers and directors in 2002 was $nil. There were no pension, retirement or other similar benefits set aside for our executive officers and directors in 2002.

STOCK  OPTION  PLAN
Under our bylaws, we may grant options for the purchase of our shares to certain qualified officers and employees. There are no stock options or warrants or other securities convertible into Penn Biotech Inc. common stock outstanding as at December 31, 2002. We may file a registration statement on Form S-8 after the effective date hereof that would permit and facilitate the offering of options to acquire shares of common stock of PBI by employees, directors and consultants at prices per share at variance with any market quotations at the time. There were no warrants or other securities convertible into Penn Biotech Inc. common stock outstanding as of December 31, 2002.

PRINCIPAL  SHAREHOLDERS

The following table sets forth, as of December 31, 2002, our outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. As of December 31, 2002, we had 15,000,000 shares of common stock issued and outstanding. All shares set forth in the following table are held directly and each shareholder has sole voting and investment power concerning their shares.

<BTB>
                     NAME                                      SHARES OWNED      PERCENTAGE OF SHARES OWNED(3)
                     ----                                      ------------      -----------------------------
Jai  Woo  Lee  -  President,  CEO  and  a  Director              4,000,000                  26.67%
Inzi  Display  Co.,  Ltd.  (1)                                   6,000,000                  40.00%
Hye Kyung Kim, Director                                                  0                   0.00%
Craig Auringer, Director                                                 0                   0.00%
Ron  Jorgensen,  Chief  Financial  Officer                               0                   0.00%
Seung Hee Oh                                                     1,400,000                   9.33%
Sun Joo Choi                                                     1,300,000                   8.67%
Hye Sook Hyun                                                    1,300,000                   8.67%
Sun Lee                                                          1,000,000                   6.67%
All Executive Officer and Directors as a Group                   4,000,000                  26.67%

(1) The principle shareholder of Inzi Display Co., Ltd. (a Korean public company) is Inzi Controls Inc. (also a Korean public company) whose principle shareholder is Ku-yong Jung ( also President of Inzi Display Co., Ltd.)
(2) None of the directors named above are currently considering participating in the share offerings detailed in this prospectus.

Each of Penn Biotech Inc.'s officers and directors may be reached at its executive offices located at 16th Floor, 543 Granville Street, Vancouver,
British  Columbia,  Canada  V6C  1X8.

There are no arrangements known to us, the operation of which may result in a change of control of PBI.

DESCRIPTION  OF  SHARE  CAPITAL

The following is a description of the material terms of our capital stock. This description does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement that include this prospectus, and by the applicable provisions of Canadian law.

Our authorized capital stock consists of 100,000,000 shares of common stock, without par value. At December 31, 2002, there were 15,000,000 shares of common stock issued and outstanding.

COMMON  STOCK
Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of PBI's common stock.

Because the holders of shares of PBI's common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of PBI available to shareholders after payment of all creditors.

Under the bylaws, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of PBI by changing the composition of its Board.

In the future PBI may issue additional shares of its common stock, in which event the relative interest of the existing shareholders and shareholders who purchase under this offering may be diluted.

SHARES  ELIGIBLE  FOR  FUTURE  SALE
Prior to this offering, there has been no market for our shares, and there can be no assurance that a significant public market for our shares will develop or be sustained after this offering. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options and warrants) in the public market following this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sale of our equity securities.
This registration statement and prospectus will permit some of our shareholders to sell up to an aggregate of 4,000,000 shares of our common stock from time to time, as long as we maintain the effectiveness of the registration statement and update the prospectus. The offering will close no later than 270 days after the effective date of the registration statement that includes this prospectus.

5,000,000 of our common shares that are outstanding as of December 31, 2002 will be eligible to be sold pursuant to Rule 144 on January 3, 2004, subject to the public information, volume limitation, manner of sale and notice conditions of the rule. A further 10,000,000 of our shares are held by affiliates and may be sold under Rule 144 only in compliance with the public information, volume limitation, manner of sale and notice conditions of the rule.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:
     - public information-we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;
     - volume limitation-during any three-month period, a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
     - manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
     - notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.


Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders who are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

TAX  CONSIDERATIONS

Potential purchasers are urged to consult their tax advisors as to the particular consequences to them under United States federal, state, local and applicable foreign tax laws of the acquisition, ownership and disposition of common shares. It is the belief of PBI that there is a reciprocal tax treaty between the United States and Canada.

UNDERWRITING

PBI is offering the shares for sale on behalf of its selling shareholders and has not contracted with an underwriter or broker to assist the selling shareholders to dispose of their shares. Accordingly, there will be no underwriter discounts or broker commissions paid out by PBI and PBI will receive no proceeds from any sale of the shares offered by the selling shareholders.

This prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of the shares in Canada or any province or territory thereof or in the United States or any state. Any offer or sale of the shares in Canada or the United States may only be made pursuant to registration or to an exemption from the requirement to file a prospectus in the province or territory of Canada or any state in the United States in which such offer or sale is made.

Prior to the offering, there has been no public market for the shares. Negotiation between individual holders, their representatives and the purchaser will determine the initial public offering price for the shares. Among the factors to be considered in such negotiations are:
  Prevailing  market  conditions;
  The market values of publicly traded companies that the parties believe to be comparable to PBI;
  The  current  state of PBI's development and its current financial condition;
  The  history  of  and prospects for PBI and the industry in which it competes;

  The prospects for future revenues and earnings of PBI; and Other factors deemed relevant.

Application is to be made to have the shares approved for quotation on the NASD OTC BB under a symbol to be applied for. Until the distribution of the shares is completed, rules of the Securities and Exchange Commission may limit the ability of certain selling group members to bid for and purchase the shares.

LEGAL  MATTERS

Legal matters relating to the legality of issuance of shares, their transferability and assessability, will be passed upon by Canadian counsel, Alixe B. Cormic of Venture Law Corporation, Suite 618-688 West Hastings Street, Vancouver, BC., Canada V6B 1P1.

EXPERTS

Our financial statements as of December 31, 2002 and for the period from October 23, 2002 (inception) to December 31, 2002 are included in the prospectus in reliance on the report of Pannell Kerr Forster, Independent Chartered Accountants, issued upon the authority of Pannell Kerr Forster as experts in accounting and auditing.

INFORMATION  AVAILABLE  TO  THE  PUBLIC

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, and the exhibits and schedules thereto. You should refer to the registration statement for further information. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or document.

Upon declaration by the Securities and Exchange Commission of the effectiveness of the registration statement, we will become subject to the periodic reporting and other informational requirements of the United States Securities Exchange Act of 1934, as amended. Under the United States Securities Exchange Act of 1934, as amended, we will be required to file reports and other information with the Securities and Exchange Commission. Copies of the registration statement, its accompanying exhibits, as well as such reports and other information, when so filed, may be inspected without charge and may be obtained at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. As a foreign private issuer, we are exempt from the rules under the United States Securities Exchange Act of 1934, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
We will furnish our shareholders with our annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with accounting principles generally accepted in the United States. We will also furnish our shareholders with our semi-annual or quarterly reports submitted to the Securities and Exchange Commission or NASD.

PENN  BIOTECH  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

Financial  Statements
December  31,  2002

(U.S.  Dollars)

INDEX                                                                  PAGE

REPORT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS  TO  THE  DIRECTORS

FINANCIAL  STATEMENTS

Balance  Sheet                                                           29

Statement  of  Operations                                                30

Statement  of  Cash  Flows                                               31

Statement  of  Shareholders'  Equity (Deficiency)                        32

Notes  to  Financial  Statements                                         33

REPORT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS

TO  THE  BOARD  OF  DIRECTORS
OF  PENN  BIOTECH  INC.
(A  Development  Stage  Company)

We have audited the balance sheet of Penn Biotech Inc. (A Development Stage Company) as at December 31, 2002 and the statement of operations, cash flows and shareholders' equity for the period from incorporation on October 23, 2002 to December 31, 2002. These financial statements are the responsibilities of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides the reasonable basis for out opinion.

In our opinion, these financial statements present fairly in all material respects, the financial position of the Company as at December 31, 2002 and the results of its operations and its cash flows for the period referred to above in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has had no operations and has no established sources of revenue and needs additional financing in order to complete its business plan. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Pannell  Kerr  Forster
Chartered  Accountants

Vancouver,  Canada
January  31,  2003




PENN BIOTECH INC.
-----------------
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2002
(US DOLLARS)

ASSETS

CURRENT
      Cash                                                            $   33,909
                                                                       ---------

INTANGIBLE ASSETS (note 3)                                                25,580
                                                                       ----------
                                                                      $   59,489

  LIABILITIES

CURRENT
      Accounts payable and accrued liabilities (note 4)               $   51,300
      Due to shareholder                                                  24,404
                                                                      -----------
                                                                          75,704
                                                                      -----------

  SHAREHOLDERS' EQUITY (DEFICIENCY)

    CAPITAL STOCK
      Authorized
      100,000,000 Common shares without par value
      Issued
      15,000,000 Common shares                                             9,508

    OTHER COMPREHENSIVE INCOME                                               120
    DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                     (25,843)
                                                                      -----------
                                                                         (16,215)
                                                                      -----------
                                                                     $    59,489
                                                                      -----------




See  notes  to  the  financial  statements.



PENN BIOTECH INC.
-----------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCORPORATION ON OCTOBER 23, 2002 TO DECEMBER 31, 2002
(US DOLLARS)


EXPENSES
    Start up costs                    $     13,628
    Travel                                   9,031
    Accounting and legal                     3,184

  NET LOSS FOR PERIOD                  $   (25,843)

  BASIC LOSS PER SHARE                       (0.12)

  WEIGHTED AVERAGE NUMBER OF SHARES
     OUTSTANDING                           217,391



See  notes  to  the  financial  statements.



PENN BIOTECH INC.
-----------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCORPORATION ON OCTOBER 23, 2002 TO DECEMBER 31, 2002
(US DOLLARS)


OPERATING ACTIVITIES
    Net Loss                                                              $     (25,843)
  CHANGES IN NON-CASH WORKING CAPITAL
    Accounts payable and accrued liabilities                                     51,300

  CASH PROVIDED BY OPERATING ACTIVITIES                                          25,457

  INVESTING ACTIVITIES
    Investment in license and other                                             (25,580)

  FINANCING ACTIVITIES
    Issuance of common shares for cash            $     9,508
    Advance from shareholder                           24,404                    33,912

  EFFECT OF FOREIGN CURRENCY TRANSLATION                                            120

  INFLOW OF CASH, END OF PERIOD                                           $      33,909



See  notes  to  the  financial  statements.


PENN BIOTECH INC.
-----------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
FOR THE PERIOD FROM INCORPORATION ON OCTOBER 23, 2002 TO DECEMBER 31, 2002
(US DOLLARS)

                                Per Share                        Common Shares                   Other                Shareholders'
                                                               -----------------                 Comprehensive        Equity
                                Amount       Consideration     Number     Amount     Deficit     Income              (Deficiency)
Shares Issued
    December 31, 2002           0.001        Cash           15,000,000    $   9,508                                   $    9,508
  Other Comprehensive Income                                                                             120                 120
  Net Loss for Period                                                               $(25,843)                            (25,843)
                                ---------    -------------  ----------    --------- ---------    -------------        -----------
Balance,
    December 31, 2002                                       15,000,000    $   9,508  (25,843)       $    120          $  (16,215)







See  notes  to  the  financial  statements.

PENN  BIOTECH  INC.
(A  Development  Stage  Company)
Notes  to  Financial  Statements
Period  ended  December  31,  2002
(US  Dollars)


1.  NATURE  OF  OPERATIONS

The Company was incorporated October 23, 2002 under the Canada Business Corporation Act. Planned principal operations have not commenced and most of the Company's efforts have been devoted to financial planning, raising capital and developing a business plan. There has been no revenue generated to December 31, 2002. The Company's principal business activities are intended to be the production and commercialization of high quality seed potatoes for the North American potato industry.

2.  SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Basis  of  presentation

          The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars for the convenience of the readers.

     (b)  Currency  translation

          Amounts recorded in Canadian dollars, the functional currency of the Company, are translated into United States dollars as follows:

     (i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date; and

     (ii) Revenues  and  expenses  at the average rate of exchange for the year.

     Gains and losses arising from this translation of foreign currency are excluded from net loss for the period and accumulated as a separate component of shareholders' equity

     (c)  Comprehensive  income  (loss)

          Other comprehensive income (loss) includes revenues and expenses and unrealized gains and losses that under accounting principles generally accepted in the United States of America are excluded from net income
          (loss) and are recorded directly as an adjustment to shareholders' equity, net of tax. When the unrealized gains and losses are realized they are reclassified from other comprehensive income and included in net income. The Company's other comprehensive income (loss) is composed of unrealized gains and losses from foreign currency translation adjustments.

3.  INTANGIBLE  ASSET

By agreement dated December 27, 2002, the Company acquired the exclusive right to use the Mass Production of Artificial Seed Potatoes (seed tubers) Technology from Korea Research Institute of Bioscience and Biotechnology. The technology may be used to produce seed tubers for ten years in Korea, China and Canada at a cost of 1 % of annual net sales revenue. A one-time licensing fee of KRW 30,000,000 (U.S. $25,354) was payable under the agreement. A patent has been applied for in Canada, China, and Korea by the developer of the technology.

4.  RELATED  PARTY  TRANSACTIONS

Accounts  payable  includes  $8,986  due  to an officer/director of the Company.

5.  COMPREHENSIVE  LOSS

                                          Period from
                                      October 23, 2002 to
                                       December 31, 2002
                                      -------------------

Net  loss                             $          (25,843)
Other  Comprehensive
     Income                                          120
Comprehensive  loss                   $          (25,723)


6.  SUBSEQUENT  EVENTS

The Company is in the process of filing a form F-1 Registration Statement with the Securities and Exchange Commission to register for sale 4,000,000 shares of common stock presently held by shareholders.


PART  II
INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION
The following table sets forth the estimated expenses, other than the underwriting discounts and commission, payable by the Registrant in connection with the offering described in the Registration Statement
(all  amounts  are  estimated  including  the  SEC  registration  fee):

        ITEM                        AMOUNT ($)
        ====                        ==========
SEC Registration Fee                US$  40.00
--------------------                ----------
EDGAR Filing Expenses               $ 2,000.00
---------------------               ----------
Transfer Agent Fees                 $ 1,500.00
-------------------                 ----------
Legal Fees                          $ 8,000.00
----------                          ----------
Accounting Fees                     $ 4,000.00
---------------                     ----------
Printing Costs                      $ 3,000.00
--------------                      ----------
Miscellaneous                       $ 3,680.00
-------------                       ----------
TOTAL                             US$22,220.00
----------------                    ----------

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
There is no current provision for the indemnification of the officers and directors of PBI pursuant to their involvement with the offering of this prospectus.

ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES
Set forth below is information regarding the sales and issuances of our securities without registration since inception, October 23, 2002.

1. Pursuant to a subscription agreement dated October 23, 2002, we issued 15,000,000 shares of our common stock to Jai Woo Lee for US$9,508.00. Subsequently, Mr. Lee transferred 6,000,000 shares to Inzi Display Co., Ltd., 1,400,000 shares to Seung Hee Oh, 1,300,000 shares to Sun Joo Choi, 1,300,000 shares to Hye Sook Hyun and 1,000,000 shares to Sun Lee. The selling shareholders in this prospectus include Seung Hee Oh, Sun Joo Choi and Hye Sook Hyun who each received shares of common stock in connection with the transfer of the shares according to a transfer resolution by the directors of PBI. All of the securities described above were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES
The  following  Exhibits  are  attached  to  this  registration  statement:

3.1     Articles  of  Incorporation
3.2     License agreement between Penn Biotech Inc. and Korea Research Institute of  Bioscience  and  Biotechnology
5.1     Opinion  of  Law  offices  of  Alixe  B.  Cormick
23.1    Consent  of  Pannell  Kerr  Forster,  Independent  Accountants

ITEM  17.  UNDERTAKINGS
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in item 14, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The  undersigned  registrant  hereby  undertakes  that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, Canada, on January 31, 2003.
                                                               PENN BIOTECH INC.
                                                                 /s/ Jai Woo Lee
                                                               NAME: JAI WOO LEE
                                                      Title: President and CEO

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hye Kyung Kim and Craig Auringer, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement on January 31, 2003, in the capacities indicated.

                                                             SIGNATURE AND TITLE

                                                                 /s/ Jai Woo Lee
                                                                 ---------------
                                                                     JAI WOO LEE
                                                     Director, President and CEO

                                                               /s/ Hye Kyung Kim
                                                               -----------------
                                                                   HYE KYUNG KIM
                                                          Director and Secretary

                                                              /s/ Craig Auringer
                                                              ------------------
                                                                  CRAIG AURINGER
                                                                        Director

SIGNATURE  OF  AUTHORIZED  REPRESENTATIVE  OF  THE  REGISTRANT
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America PENN BIOTECH INC. has signed this Registration Statement or amendment thereto in the City of Vancouver, Province of British Columbia, on January 31, 2003.
Target  Group
/s/  Hyun  J.  You:
NAME:  HYUN  J.  YOU
TITLE:  MANAGING  DIRECTOR
II-5

                                  EXHIBIT INDEX

EXHIBIT  NO.     DESCRIPTION
------------    ------------

3.1              Articles  of  Incorporation
3.3              License agreement between Penn Biotech Inc. and Korea Research
                     Institute of Bioscience  and  Biotechnology
5.1              Opinion  of  Law  offices  of  Alixe  B.  Cormick
23.1             Consent  of  Pannell  Kerr  Forster,  Independent  Accountants